UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2018

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K, dated March 14, 2018, that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2018 (the “Original Form 8-K”) by Power Solutions International, Inc. (the “Company”), regarding the appointment of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm and the dismissal of Frazier & Deeter, LLC (“Frazier & Deeter”) as the Company’s independent registered public accounting firm. Except for the amendment to Item 4.01 of the Original Form 8-K to include a copy of the letter addressed to the SEC by Frazier & Deeter set forth below, this Amendment does not otherwise modify or update any disclosures in or exhibits to the Original Form 8-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of independent registered public accounting firm

As previously disclosed, on March 14, 2018, the Audit Committee of the Board of Directors of the Company appointed BDO as the Company’s new independent registered public accounting firm and dismissed Frazier & Deeter as the Company’s independent registered public accounting firm.

The Company provided Frazier & Deeter with a copy of the Original Form 8-K prior to its filing with the SEC and requested that Frazier & Deeter furnish the Company with a letter addressed to the SEC stating whether the firm agrees with the statements concerning Frazier & Deeter contained in the Original Form 8-K. Frazier & Deeter has furnished the requested letter, dated March 19, 2018, and it is attached as Exhibit 16.1 to this Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Frazier & Deeter, LLC, dated March 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Charles F. Avery, Jr.
Charles F. Avery, Jr. Chief Financial Officer

Dated: March 20, 2018